UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 225-2600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frank Ng Employment Terms

On September 20, 2019, Allied Esports Entertainment, Inc. (the “Company”) approved the compensation terms of Frank Ng, the Company’s Chief Executive Officer. Mr. Ng is entitled to receive an annual base salary of $300,000 and is eligible for annual bonus compensation determined by the Company’s Board of Directors. Mr. Ng may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), and other benefit plans. The Company and Mr. Ng and the Company are in the process of entering into an employment agreement to set forth additional terms of Mr. Ng’s employment arrangement.

The Company also granted Mr. Ng 17,668 restricted shares of Company common stock under the Company’s 2019 Equity Incentive Plan (the “Plan”), which restrictions lapse on the earliest of the one-year anniversary of issuance, the termination of Mr. Ng’s employment without Cause (to be defined in an employment agreement) or resignation of Mr. Ng as an employee of the Company for Good Reason (to be defined in an employment agreement).

The foregoing summary of the restricted stock agreement is qualified in all respects by the form of restricted stock agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

David Moon Employment Terms

On September 20, 2019, the Board approved of an annualized salary to David Moon, the Company’s Chief Operating Officer, of $285,000. Mr. Moon may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), and other benefit plans.

Director Compensation

On September 20, 2019, the Board approved the issuance to each Company director of options to purchase 40,000 shares of the Company common stock under the Plan. The options vest in equal installments of 10,000 shares over four years on each anniversary of issuance. The exercise price of the options is $5.66 per share, the closing price of the Company’s common stock as reported on Nasdaq on the date of issuance. The form of option agreement is attached as Exhibit 10.2

The Board also issued to each Company director 3,534 restricted shares of Company common stock under the Plan, which restrictions lapse on the one-year anniversary of issuance. The form of restricted stock agreement is attached as Exhibit 10.3.

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Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 is an updated Company presentation deck. The information under this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information under this Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

     (d)       Exhibits.

10.1	Form of Executive Restricted Stock Agreement
10.2	Form of Option Agreement
10.3	Form of Director Restricted Stock Agreement
99.1	Company Presentation Deck

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2019

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Ng Kwok Leung Frank
Ng Kwok Leung Frank Chief Executive Officer

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